January 13, 1994




Board of Directors
First Financial Corporation
1305 Main Street
Stevens Point, Wisconsin  54481

Gentlemen:

          This firm has acted as counsel to First Financial Corporation (the "Company") in connection with its registration statement on Form S-4 (Registration No. 33-51487, and hereinafter referred to as the "Registration Statement") relating to the issuance of up to 1,300,000 shares of Company common stock, par value $1.00 per share (the "Shares"), in connection with the Company's proposed acquisition of NorthLand Bank of Wisconsin, S.S.B. (the "Acquisition"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 2298.601(b)(5), in connection with such registration. Unless otherwise defined herein, capitalized terms used in this letter shall have the meanings as set forth in the Registration Statement.

          For purposes of this letter, we have examined copies of the following documents:

          1.   The Registration Statement.

          2.   The Merger Agreement.

          3. The Articles of Incorporation of the Company, as amended, as certified on January 13, 1994 by the Secretary of the Company as then being true and complete.

          4. The Bylaws of the Company, as amended, as certified on January 13, 1994 by the Secretary of the Company as then being true and complete.

          5. Resolutions of the Board of Directors of the Company adopted by unanimous consent as of September 15, 1993 and January 13, 1994, relating to the Acquisition and issuance of the Shares, as certified by the Secretatry of the Company on January 13, 1994 as then being in full force and in effect.

          We have not for purposes of this opinion letter, except as specifically mentioned herein, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In our examinaton of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the authenticity and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies.

          We have not for purposes of this opinion letter, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company, or any subsidiary of the Company, may be a party or may be subject. This opinion letter is given in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Wisconsin business corporation law, and we express no opinion as to any other laws, statutes, regulations, or ordinances, including without limitations any federal or state tax or securities laws or regulations. We note that our firm only requires lawyers in the United States to be qualified to practice law in the District of Columbia, Virginia, Maryland or Colorado.

          Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that, when issued and delivered in the manner and on the terms described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable, subject to Section 180.0622 of the Wisconsin business corporation law (including judicial interpretations thereof).

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of Pre-Effective Amendment No. 1 to the Registration Statement on the date of this letter. We hereby consent to the filing of this opinion on January 13, 1994 as Exhibit 5 to Pre-Effective Amendment No. 1 to the Registration Statement.

                              Very truly yours,



                              Hogan & Hartson